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For Immediate Release
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Company Contact:
Iehab J. Hawatmeh
CirTran Corporation
+(801) 963-5112
iehab@CirTran.com

                  CirTran Steps into Leisure/Beach Shoe Market,
      Winning Exclusive 3-Year Contract to Manufacture Shaka Gear Products
                                       --
                  CirTran to Exclusively Market and Distribute
                     Shaka Gear Products to U.S. Retailers


SALT LAKE CITY, Feb. 11, 2008 -- CirTran Corporation (OTC BB: CIRC) announced today that it has taken a step into the market for leisure and beach shoes by winning an exclusive contract with Shaka Shoes, Inc., of Kailua Kona, Hawaii to manufacture Shaka Gear(TM) shoes and accessories throughout the world.

The agreement between CirTran (www.CirTran.com), an international, full-service contract manufacturer of IT, consumer, and electronics products, and Shaka (www.ShakaShoes.com) extends for three years through December 31, 2010.

As part of the new agreement, CirTran also gained exclusive rights to market and distribute the Shaka Gear line of leisure and beach shoes and accessories in the U.S., and plans to market the products to major retailers.

Shaka Gear had Successful Launch in 2007

Iehab J. Hawatmeh, the founder, president and CEO of CirTran, said that Shaka had a successful launch of its Shaka Gear line in 2007.

"The market for leisure and beach shoes - on the sand and on the sidewalks of some of the biggest cities in the world - is still in its infancy, and yet has become a multi-billion dollar industry," Mr. Hawatmeh said. "Shaka's attractive line of products (www.ShakaGear.com) was popular from its introduction, and we are very excited to join forces with Shaka to manufacture a top-flight product, with plans to bring it to major American retailers."

Clifton Walters, CEO of Shaka, said his company selected CirTran "because of its reputation for building great consumer products and for being a successful and reliable partner in marketing and distributing products to U.S. retailers." He said Shaka will assist CirTran with its plans to reach out to top retailers in order to ensure that Shaka products are on their shelves. As part of that joint marketing effort, Mr. Walters added that Shaka intends to maintain a distinct, U.S. audience-oriented website.

About CirTran Corporation
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Founded  in 1993,  CirTran  Corporation  (OTC BB:  CIRC,  www.CirTran.com)  is a
premier international, full-service contract manufacturer. Headquartered in Salt Lake City, Utah, its ISO 9001:2000-certified, 40,000-square-foot facility is the
largest  non-captive   operation  devoted  to  contract   manufacturing  in  the
Intermountain Region, providing "just-in-time" inventory management techniques designed to minimize an OEM's investment in component inventories, personnel and related facilities, while reducing costs and ensuring speedy time-to-market. CirTran-Asia, a wholly-owned subsidiary with principal offices in ShenZhen, China, operates in three primary business segments: high-volume electronics, fitness equipment, and household products manufacturing, focusing on the multi-billion-dollar direct response industry.




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About Shaka Shoes, Inc.
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Shaka  Shoes,  Inc.  was founded  in  December  2005 by four  brothers  in Kona,
Hawaii. Following 12 months of development the company launched a revolutionary new line of footwear. Shaka's mission is to engineer footwear that provides the ultimate in comfort and performance, no matter the climate or lifestyle.

This press release  contains  forward-looking  statements  within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements relating to the projected profits, sales, marketing, revenues, and growth of CirTran or its products, as well as any statements which include words or phrases such as "may," "anticipate," "plan," and similar phrases may contain forward-looking statements. Such forward-looking statements are based on management's current expectations. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. The forward-looking events and circumstances discussed in this release may not occur, and actual results could differ materially as a result of known and unknown risk factors and uncertainties affecting CirTran, including, but not limited to, the risk factors listed in the Annual Report on Form 10-KSB for the year ended December 31, 2006, filed by CirTran with the Securities and Exchange Commission. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made, and CirTran expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

All trademarks are properties of their respective owners.













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